UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM
8
-
K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2022

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.        Entry Into a Material Agreement.

Amendments to Senior Credit Agreement

On August 5, 2022, certain subsidiaries of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into (i) Amendment No. 9 to the senior secured term loan Credit Agreement (“Senior Credit Agreement”), by and among BKRF OCB, LLC (the “Borrower”), BKRF OCP, LLC, as the pledgor (“Holdings”), Bakersfield Renewable Fuels, LLC (the “Project Company”), Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (the “Administrative Agent”), and the Tranche A and Tranche B  Lenders party thereto (“Amendment No. 9 to Credit Agreement”) and (ii) Waiver No. 6 to Credit Agreement (“Waiver No. 6”), by and among the Borrower, Holdings, the Project Company, the Administrative Agent, and the Tranche A Lenders and Tranche B Lenders party thereto.

Pursuant to Amendment No. 9 to Credit Agreement, the lenders agreed to, among other things, an upsizing of the Tranche B Commitments under the Senior Credit Agreement by $60,000,000, which will be available to be drawn through October 31, 2022.  In addition, Amendment No. 9 to Credit Agreement provides for (i) the ability to pay interest in kind (in lieu of a cash payment) for the periods ending September 30, 2022 and December 31, 2022, (ii) an extension of the date on which Substantial Completion (as defined in the Senior Credit Agreement) must be achieved from August 31, 2022 to March 31, 2023, which such date can be extended for up to 90 days as set forth therein and (iii) an extension of the date on which the Company is required to have in place a working capital facility from June 30, 2022 to October 1, 2022, which such date may be extended for up to 90 days as set forth therein.

In consideration for the upsizing of the Senior Credit Agreement, certain subsidiaries of the Company agreed to (i) undertake additional capital raises of at least $10 million prior to December 31, 2022, and aggregating to at least $20 million prior to March 31, 2023, (ii) prepay the outstanding loans under the Senior Credit Agreement in an amount equal to 50% of any proceeds received by the applicable subsidiaries of the Company in connection with the Federal Blenders Tax Credit, up to an aggregate amount of $67,500,000, (iii) effect a paydown of outstanding loans under the Senior Credit Agreement to the extent such loans exceed $390 million on or after December 31, 2023, or $340 million on or after December 31, 2024, and (iv) increase the upside sharing ratio with respect to the Class B Units of BKRF HCB, LLC from 25% to 35%.  The Company also issued to the lenders, as payment of an amendment and upsize premium, warrants to purchase up to 7,468,929 shares of the Company’s common stock, exercisable until December 23, 2028 at an exercise price of $2.25 per share (the “Lender Warrants”).

Pursuant to Waiver No. 6, the lenders waived all Defaults and Events of Default (each as defined under the Senior Credit Agreement), if any, arising prior to, or based on events or circumstances existing prior to, the effective date of Amendment No. 9 to Credit Agreement.

In connection with the transactions contemplated by Amendment No. 9 to Credit Agreement and Waiver No. 6, the Company entered into an amendment agreement with the lenders, dated August 5, 2022 (the “Amendment Agreement”), pursuant to which, among other things, the Company agreed to register the resale of the shares of common stock underlying the Lender Warrants on or before September 30, 2022.  The Amendment Agreement also made various administrative changes to those certain warrants previously issued on February 23, 2022 to the lenders to purchase 5,017,008 shares of the Company’s common stock.

Transaction Agreement

            In connection with the transactions contemplated by Amendment No. 9 to Credit Agreement, on August 5, 2022 the Company entered into a transaction agreement (the “Transaction Agreement”) with ExxonMobil Renewables LLC (“EM Renewables”) and ExxonMobil Oil Corporation (“EMOC”), pursuant to which, among other things, the Project Company and EMOC entered into Amendment No. 3 (“Amendment No. 3 to POA”) to that certain Product Off-Take Agreement, dated effective April 10, 2019, by and between the Project Company and EMOC (as amended, the “Project Off-Take Agreement”), and Amendment No. 2 (the “Amendment No. 2 to TPA”) to that certain Term Purchase Agreement, dated effective April 21, 2021, by and between the Project Company and EMOC (as amended, the “Term Purchase Agreement”).

            Pursuant to Amendment No. 3 to POA, the initial term of the Product Off-Take Agreement was extended by six months (to 66 months) and the committed volume thereunder was increased to 135 million gallons of renewable diesel during each of the first 5 years of the initial term, and 67.5 million gallons of renewable diesel for the final six month period of the initial term (for a total of 742,500,000 gallons during the initial term).  Pursuant to Amendment No. 2 to TPA, among other things, the initial term of the Term Purchase Agreement was extended by six months (to 66 months) and EMOC was granted rights to future U.S. federal credits, benefits or other incentives related to the production, manufacture, or sale of renewable fuels, including a national low carbon fuel standard (to the extent related to volumes of production sold to EMOC under the Term Purchase Agreement).

            In consideration for the foregoing transactions, pursuant to the Transaction Agreement the Company issued to EM Renewables warrants to purchase up to 2,489,643 shares of the Company’s common stock, exercisable until December 23, 2028 at an exercise price of $2.25 per share (the “EM Warrants”).  In addition, the Company and EM Renewables entered into an Omnibus Amendment to Warrant Agreements, dated August 5, 2022 (the “Omnibus Amendment”), pursuant to which the Company agreed to amend the terms of (i) those certain warrants previously issued on February 23, 2022 to EM Renewables to purchase 13,530,723 shares of the Company’s common stock (the “Tranche I Warrants”), in order to extend the exercise period to December 23, 2028, (ii) those certain warrants previously issued on February 23, 2022 to EM Renewables to purchase 6,500,000 shares of the Company’s common stock, subject to vesting requirements (the “Tranche II Warrants”), in order to extend the exercise period to December 23, 2028 and to reduce the exercise price to $2.25 per share, and (iii) that certain warrant previously issued on February 23, 2022 to EM Renewables to purchase up to 33% of the outstanding shares of common stock of Sustainable Oils, Inc., a wholly-owned subsidiary of the Company, in order to reduce the exercise price to $1,000,000 in the aggregate, and to extend the exercise period to December 23, 2028.  The Company and EM Renewables entered into a registration rights agreement, dated August 5, 2022 (the “EM Registration Rights Agreement”), pursuant to which the Company has agreed to register the resale of the shares of common stock underlying the EM Warrants, Tranche I Warrants and Tranche II Warrants on or before September 30, 2022.  EMOC was also granted the right to appoint one observer to the board of directors of the Company.

            The foregoing descriptions of Amendment No. 9 to Credit Agreement, Waiver No. 6, the Lender Warrants, the Amendment Agreement, the Transaction Agreement, Amendment No. 3 to POA, Amendment No. 2 to TPA, EM Warrants, Omnibus Amendment and EM Registration Rights Agreement are summaries and are qualified in their entirety by reference to those agreements, copies of which are filed hereto as Exhibits 10.1 through 10.10, respectively, and incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

            The description in Item 1.01 above regarding the Senior Credit Agreement, including Amendment No. 9 thereto, which relates to the creation of a direct financial obligation of certain of the Company’s subsidiaries, is incorporated herein by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

            The description in Item 1.01 above regarding the issuance and sale of the Lender Warrants and EM Warrants is incorporated herein by reference. The securities were offered and sold by us in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered and will be sold to qualified institutional investors and accredited investors only, without a view to distribution, and not by means of any general solicitation or advertisement.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 9 to Credit Agreement, dated as of August 5, 2022, by and among BKRF OCB, LLC, BKRF OCP, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

10.2
Waiver No. 6 to Credit Agreement, dated as of August 5, 2022, by and among BKRF OCB, LLC, BKRF OCP, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

10.3	Form of Lender Warrant
10.4	Amendment Agreement, dated as of August 5, 2022, by and among Global Clean Holdings Inc. and the lenders referred to therein
10.5	Transaction Agreement, dated as of August 5, 2022, by and among Global Clean Energy Holdings, Inc., ExxonMobil Renewables LLC and ExxonMobil Oil Corporation
10.6	Amendment No. 3 to Product Off-Take Agreement, dated as of August 5, 2022, by and between Bakersfield Renewable Fuels, LLC and ExxonMobil Oil Corporation*
10.7	Amendment No. 2 to Term Purchase Agreement, dated as of August 5, 2022, by and between Bakersfield Renewable Fuels, LLC and ExxonMobil Oil Corporation*
10.8	EM Warrant
10.9	Omnibus Amendment to Warrant Agreements, dated as of August 5, 2022, by and between Global Clean Energy Holdings, Inc. and ExxonMobil Renewables LLC
10.10	Registration Rights Agreement, dated as of August 5, 2022, by and between Global Clean Energy Holdings, Inc. and ExxonMobil Renewables LLC
104	Cover Page Interactive Data File (embe dd ed within the inline XBRL document)

*	Certain portions of the Exhibit have been red a cted pursuant to Reg. 8-K Item 601(6)(10)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 11, 2022	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer